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                                                                  EXHIBIT 23(c)



                        [ERNST & YOUNG LLP LETTERHEAD]


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement on Form S-4 (33-56627) and related prospectus of Comerica Incorporated for the registration of approximately 2,680,820 shares of its common stock and the incorporation by reference therein of our report dated January 18, 1994 with respect to the consolidated financial statements of Comerica Incorporated included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP


December 19, 1994